SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2002

HOTELS.COM
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-29575 (Commission File Number)	75-2817683 (IRS Employer Identification No.)

8140 Walnut Hill Lane, Suite 800, Dallas, TX (Address of principal executive offices)	75231 (Zip Code)

Registrant’s telephone number, including area code: (214) 361-7311

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
EX-99.1 Investor Presentation Materials

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Investor presentation materials, dated June 24, 2002, for use at the CIBC Heads and Beds Tour.

Item 9. Regulation FD Disclosure.

     On June 24, 2002, the Registrant presented at the CIBC Heads and Beds Tour. A copy of the Registrant’s investor presentation materials for such tour, appearing as Exhibit 99.1, is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOTELS.COM

By:	/s/ Gregory S. Porter
Gregory S. Porter General Counsel and Secretary

Dated: June 24, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Investor presentation materials, dated June 24, 2002, for use at the CIBC Heads and Beds Tour.